Exhibit 10.1D

THIRD AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT

THIS THIRD AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT (the “Amendment”) is made effective as of the 22nd day of May, 2015, by and among JAN MALCOLM JONES, JR., INDIVIDUALLY, RANDALL THOMAS SKINNER, INDIVIDUALLY, EDWARD SKINNER JONES, AS TRUSTEE OF THE EDWARD SKINNER JONES REVOCABLE LIVING TRUST DATED JANUARY 31, 1989, ARTHUR CHESTER SKINNER, III, AS TRUSTEE OF THE ARTHUR CHESTER SKINNER, III REVOCABLE LIVING TRUST DATED FEBRUARY 10, 1984, AS AMENDED, VIRGINIA JONES CHAREST, FORMERLY KNOWN AS VIRGINIA SKINNER JONES, AS TRUSTEE OF THE VIRGINIA SKINNER JONES LIVING TRUST DATED SEPTEMBER 16, 1998, DAVID GODFREY SKINNER, AS TRUSTEE OF THE DAVID GODFREY SKINNER REVOCABLE LIVING TRUST DATED MARCH 12, 1986, AS AMENDED, PATRICIA SKINNER CAMPBELL, AS TRUSTEE OF THE PATRICIA SKINNER CAMPBELL REVOCABLE TRUST AGREEMENT DATED OCTOBER 24, 2002, AS AMENDED, CHRISTOPHER FORREST SKINNER, AS TRUSTEE OF THE CHRISTOPHER FORREST SKINNER REVOCABLE LIVING TRUST DATED NOVEMBER 28, 1989, and KATHERINE SKINNER NEWTON, AS TRUSTEE OF THE KATHERINE SKINNER NEWTON LIVING TRUST AGREEMENT DATED MARCH 31, 1987, as amended, owners of record (hereinafter collectively referred to as “SELLER”), and PREFERRED GROWTH PROPERTIES, LLC, a Delaware limited liability company, or its assigns (hereinafter referred to as “BUYER”)

WHEREAS, the Seller and Buyer entered into that certain Real Estate Purchase Agreement dated December 15, 2015, as amended by that certain First Amendment to Real Estate Purchase Agreement dated March 16, 2015, as further amended by that certain Second Amendment to Real Estate Purchase Agreement dated May 15, 2015 (collectively, the “Agreement”) for the sale and purchase of that certain real estate located in City of Jacksonville, Duval County, Florida, as more particularly defined in the Agreement (the “Property”); and

WHEREAS, the parties have agreed to amend the Agreement as set forth below;

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Purchase Price. The parties agree that the Purchase Price is hereby amended to be $45,658,500.00.

2. Closing Date. The parties agree that, notwithstanding anything in the Agreement to the contrary, the Closing Date shall be on or before August 27, 2015.

Third Amendment to PSA (PGP/Skinner TC-2,3,4)

3. Additional Deposit. No later than June 3, 2015, Buyer shall deliver to Escrow Agent, by wire transfer, an additional earnest money deposit in the amount of $500,000.00 (the “Additional Deposit”), which amount shall be included in the definition of “Deposit”. The Deposit shall be applied to the Purchase Price at Closing. Buyer acknowledges that the Deposit is non-refundable under all circumstances other than (i) Seller’s default, (ii) Buyer’s Rezoning is appealed as set forth in Paragraph 11 of the Agreement, or (iii) Buyer’s application for modification of the SJRWMD permit is denied or constructively denied as set forth in Paragraph 41 of the Agreement. Buyer hereby waives any remaining contingencies in the Agreement.

4. Property Restrictions. Paragraph 10 of the Agreement is hereby amended to delete the clause “, and such Plans shall be consistent with the guidelines attached hereto as Exhibit 10b (the “Guidelines”).” All references in the Agreement to the Guidelines, including Exhibit 10b, are hereby deleted.

5. Unsuitable Soils. Paragraph 37 of the Agreement is hereby deleted and all references in the Agreement to the execution and delivery of the Soils Agreement are hereby deleted.

6. Off-Site Improvements. Paragraph 38 of the Agreement is hereby deleted and all references in the Agreement to the execution and delivery of the Post-Closing Agreement are hereby deleted.

7. Conflict. All of the terms and conditions of the Agreement shall remain in effect, if a conflict exists between the Agreement and this Amendment, the terms of this Amendment shall control.

8. Counterparts. This Amendment may be executed in counterparts, each of which shall be binding upon any party executing the same and all of which together shall constitute one and the same document.

9. Defined Terms. All terms not otherwise defined herein shall have the same meaning as ascribed to them in the Agreement.

(Remainder of page intentionally left blank. Signature pages to follow.)

2	Third Amendment to PSA (PGP/Skinner TC-2,3,4)

IN WITNESS WHEREOF, Seller and Buyer have each set their hands and seals hereto, or have caused this instrument to be executed by its duly authorized officer.

BUYER:

PREFERRED GROWTH PROPERTIES, LLC a Delaware limited liability company

By:	BOOKS-A-MILLION, INC.
a Delaware corporation
Its Managing Member

By:	/s/ James F. Turner
James F. Turner Executive Vice President, Business Development

Executed by above-named Buyer on the day of May, 2015.

Buyer’s Address for Notices:

Mr. James F. Turner Books-A-Million, Inc. 402 Industrial Lane Birmingham, AL 35211

3	Third Amendment to PSA (PGP/Skinner TC-2,3,4)

“SELLER”

/s/ Jan Malcolm Jones, Jr.	/s/ Randall Thomas Skinner
Jan Malcolm Jones, Jr., individually	Randall Thomas Skinner, individually

Date Executed: May 22, 2015	Date Executed: May 22, 2015

/s/ Edward Skinner Jones	/s/ Arthur Chester Skinner, III
Edward Skinner Jones, as Trustee of the Edward Skinner Jones Revocable Living Trust Dated January 31, 1989	Arthur Chester Skinner, III, as Trustee of the Arthur Chester Skinner, III Revocable Living Trust dated February 10, 1984, as amended

Date Executed: 22 May, 2015	Date Executed: May 22, 2015

/s/ Virginia Jones Charest	/s/ David Godfrey Skinner
Virginia Jones Charest, formerly known as Virginia Skinner Jones, as Trustee of the Virginia Skinner Jones Living Trust dated September 16, 1998	David Godfrey Skinner, as Trustee of the David Godfrey Skinner Revocable Living Trust dated March 12, 1986, as amended

Date Executed: May 22, 2015	Date Executed: May 22, 2015

4	Third Amendment to PSA (PGP/Skinner TC-2,3,4)

/s/ Patricia Skinner Campbell	/s/ Christopher Forrest Skinner
Patricia Skinner Campbell, as Trustee of the Patricia Skinner Campbell Revocable Trust Agreement dated October 24, 2002, as amended	Christopher Forrest Skinner, as Trustee of the Christopher Forrest Skinner Revocable Living Trust dated November 28, 1989, as amended

Date Executed: May 22, 2015	Date Executed: 5/22, 2015

/s/ Katherine Skinner Newton
Katherine Skinner Newton, as Trustee of the Katherine Skinner Newton Living Trust Agreement dated March 31, 1987

Date Executed: May 22, 2015

5	Third Amendment to PSA (PGP/Skinner TC-2,3,4)